UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

JANUARY 19, 2006

NEVADA GOLD & CASINOS, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3040 Post Oak Blvd., Suite 675 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 621-2245
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On January 19, 2006, Nevada Gold & Casinos, Inc. (the "Company") entered into an amended $55 million revolving credit facility (the "Credit Facility") with its lender that replaces a $40 million revolving credit facility.    The description of the Credit Facility below is qualified in its entirety by reference to the full and complete terms contained in the Credit Facility, a copy of which is filed as Exhibit 10.15 to this Form 8-K.  The maturity date remains June 30, 2008 and the interest rate remains at 8.5% per annum.  We pay to the lender a commitment fee of 0.25% per annum on any unused portion under the $55 million Credit Facility. Also, we pay a financial advisor a finder's fee equal to 3% of the principal advanced to us pursuant to the revolving Credit Facility up to an aggregate principal advanced of $55 million from the inception date of the revolving credit facility, which was June 2004. Advances under the Credit Facility will be used for general corporate purposes.  As of the date hereof, approximately $43 million is outstanding under this Credit Facility.

We granted a security interest in substantially all of our assets, and those of our wholly owned subsidiary, Black Hawk Gold, Ltd.  In addition, we granted to the lender certain pledges and security interests in and to all of our interests in the equity securities of our subsidiaries in order to secure our obligations under the Credit Facility.  Amounts borrowed under the Credit Facility are guaranteed on a joint and several basis by certain of our wholly owned subsidiaries, Black Hawk Gold, Ltd., Gold River, LLC, Nevada Gold BVR, LLC and Nevada Gold NY, Inc. Such guarantees are full and unconditional. The subsidiary guarantors also granted certain pledges and security interests in certain of their assets.

The Credit Facility contains customary events of default, including nonpayment when due of principal on any loans; nonpayment of any interest or fees or other amounts owing within specified grace periods; failure to comply with certain affirmative or negative covenants; and failure to perform any obligation contained in the new credit facility within specified grace periods.  If an event of default occurs and is continuing, the lender may accelerate and declare immediately due and payable the outstanding balance of the loan, we may be required to repay all amounts owing, and the lender may terminate the unused portion of the total revolving credit commitment.  The lender may also foreclose on the collateral and enforce the guarantees of our subsidiaries.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished as part of this current Report on Form 8-K:

10.15
Amended and Restated Credit Facility dated January 19, 2006 (portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 under the Exchange Act).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: January 25, 2006	By:	/s/ H. Thomas Winn
H. Thomas Winn
Chief Executive Officer

INDEX TO EXHIBITS

Item	Exhibit
10.15
Amended and Restated Credit Facility dated January 19, 2006 (portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 under the Exchange Act).